EXHIBIT 4.3
                                                              -----------

                    SECOND AMENDMENT TO RIGHTS AGREEMENT
                    ------------------------------------

   This SECOND AMENDMENT TO RIGHTS AGREEMENT effective as of August 22, 2006 (the "Second Amendment") is between Newell Rubbermaid Inc. (f/k/a Newell Co.), a Delaware corporation (the "Corporation"), and
   Computershare Investor Services, LLC, a Delaware limited liability company ("Computershare").

   WHEREAS, the Corporation and EquiServe Trust Company, N.A. (f/k/a First Chicago Trust Company of New York, a New York corporation, "EquiServe") entered into a certain Rights Agreement, dated as of August 6, 1998 (as amended, the "Rights Agreement"), under which First Chicago Trust Company of New York was named the "Rights Agent" (as such term is defined in the Rights Agreement); and

   WHEREAS, the Corporation and The Bank of New York, a New York banking corporation ("The Bank of New York") entered into a First Amendment to Rights Agreement, dated as of September 29, 2003 (the "First
   Amendment"), under which The Bank of New York was named the "Rights
   Agent"; and

   WHEREAS, pursuant to the provisions of Sections 22 and 27 of the Rights Agreement, the Corporation has given notice to The Bank of New York that effective August 22, 2006 it is being removed as Rights Agent and Computershare is being appointed as the successor Rights Agent under the Rights Agreement; and

   WHEREAS, Computershare has expressed its willingness and desire to serve as such appointed successor Rights Agent effective as of August 22, 2006 subject to the parties entering into this Second Amendment pursuant to the provisions of Section 28 of the Rights Agreement.

   NOW, THEREFORE, it is mutually agreed between the Corporation and Computershare that:

        1. Upon execution of this Second Amendment, Computershare shall become, and does hereby become, a party to the Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Rights
             Agreement as though an original party thereto and as "Rights Agent" thereunder.

        2. The Rights Agreement shall be amended to, among other things, reflect the appointment of Computershare as Rights Agent, as follows:

             a. The title page of the Rights Agreement shall be amended to replace the name of the party designated as "THE BANK OF NEW YORK" with the name "COMPUTERSHARE INVESTOR SERVICES, LLC".







             b. The introductory paragraph of the Rights Agreement shall be amended to have the name of the Rights Agent changed from "The Bank of New York" to "Computershare Investor Services, LLC" and to have Computershare identified as a "Delaware limited liability company".

             c. In Section 2 after the word "desirable" the Rights Agreement shall be amended to add the following: "upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent."

             d. Section 3(c) of the Rights Agreement shall be and hereby is amended to replace the legend set forth therein in its entirety to read as follows:

                       "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between NEWELL RUBBERMAID INC. and First Chicago Trust Company of New York dated as of August 6, 1998, as amended between NEWELL RUBBERMAID INC. and The Bank of New York dated as of September 29, 2003, and as further amended between NEWELL RUBBERMAID INC. and COMPUTERSHARE INVESTOR SERVICES, LLC dated as of August 22, 2006, and as may be further amended and modified from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NEWELL RUBBERMAID INC. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. NEWELL RUBBERMAID INC. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly upon receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, an Acquiring Person or Associates or Affiliates of an Acquiring Person (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void."

             e. Section 19 of the Rights Agreement shall be amended to add the words "breach of this Agreement" before the word negligence in the 8th sentence.

             f. Section 21(c) of the Rights Agreement shall be deleted and amended to read in its entirety as follows: "The Rights Agent shall be liable hereunder only for its own breach of this Agreement, negligence, bad faith or willful misconduct. Except for liability arising out of the Rights Agent's recklessness, bad faith or willful misconduct, any liability of the Rights Agent shall be limited to the amount of fees paid in the preceding twelve (12) months by the Company to the Rights Agent under the Stock Transfer Agency Agreement dated August 22, 2006 in effect between the Rights Agent and the Company."

             g. Section 21 of the Rights Agreement shall be amended to add the following after the first sentence: "In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company."

             h. Section 22 of the Rights Agreement shall be and hereby is amended in its entirety to read:

                       "Section 22.  CHANGE OF RIGHTS AGENT.  The
                       Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting or shall repeatedly fail or refuse to act, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity or repeated failure or refusal to act by the Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right

                       Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or a limited liability company organized and doing business under the laws of the United States or of the State of Illinois, the State of New York or the State of Delaware (or of any other state of the United States so long as such corporation is authorized to do business as a banking or a financial institution in the State of New York, the State of Illinois or the State of Delaware), in good standing, having a principal office in the State of New York, the State of Illinois or the State of Delaware, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an affiliate of a corporation or a limited liability company described in clause "(a)." After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be."

             i.   Section 27 of the Rights Agreement shall be amended:
                  (a) to replace the address of the Corporation with the following: "10 B Glenlake Parkway, Suite 300, Atlanta, Georgia 30328" and (b) to replace the name and address of "The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Stock Transfer" with the following: "Computershare Investor Services, LLC, Two North LaSalle Street, Chicago, Illinois 60602".

             j. A new Section 36 of the Rights Agreement shall be added to the Rights Agreement, which Section 36 shall read in its entirety as follows: "Force Majeure. Notwithstanding anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest."

             k. Exhibit A of the Rights Agreement shall be and hereby is amended in its entirety and restated as EXHIBIT A attached hereto.

             l. Exhibit B of the Rights Agreement shall be and hereby is amended in its entirety and restated as EXHIBIT B attached hereto.

        3. Computershare hereby represents and warrants to the Corporation that Computershare (a) (i) is a limited liability company organized and doing business under the laws of the State of Delaware, (ii) is authorized to do business as a financial institution in the State of Delaware, (iii) is in good standing in the State of Delaware, (iv) has a principal office in the State of Illinois which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, and (v) has a combined capital and surplus of at least $50,000,000, or (b) is an affiliate of a limited liability company described in the foregoing clause (a).

        4. The execution and delivery of this Second Amendment has been duly and validly authorized and approved by each of the parties hereto, and no other proceedings (corporate or otherwise) on the part of the parties hereto are necessary to authorize this Second Amendment. This Second Amendment has been duly and validly executed and delivered by each of the parties hereto and constitutes a valid and binding agreement of such parties, enforceable against each of them in accordance with its terms.

        5. Except as expressly amended by this Second Amendment, all terms, conditions and other provisions contained in the Rights Agreement are hereby ratified and reaffirmed. The Rights Agreement, after giving effect hereto, shall be and remain in full force and effect.

        6. Upon execution hereof, each reference in the Rights Agreement to "this Agreement," "hereby," "hereunder," "herein," "hereof," or words of like import referring to the Rights Agreement shall mean and refer to the Rights Agreement, as amended by this Second Amendment. In addition, any and all notices, requests, certificates and other instruments executed and delivered after the date hereof may refer to the Rights Agreement without making specific reference to this Second Amendment; but nevertheless all references to the Rights Agreement shall be a reference to such document as amended hereby. If this Second Amendment is inconsistent with (or affects the interpretations of) unamended portions of the Rights Agreement, the provisions of (or interpretations suggested by) this Second Amendment shall control.

        7. This Second Amendment shall be governed by and construed in accordance with Delaware law.

        8. This Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                *     *     *

   IN WITNESS WHEREOF, the Corporation and Computershare Investor
   Services, LLC have caused this Second Amendment to Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of this 22nd day of August, 2006.


    Attest:                         Newell Rubbermaid Inc.


    By: /s/ Bradford R. Turner      By:  /s/ Dale L. Matschullat
        --------------------------       ------------------------------
    Name:  Bradford R. Turner       Name:  Dale L. Matschullat
    Title:  Assistant Secretary     Title:  Vice President-General
                                            Counsel & Corporate
                                            Secretary



    Attest:                         Computershare Investor Services, LLC


    By: /s/ Charles V. Rossy        By: /s/ Dennis V. Moccia
        -------------------------       -------------------------------
    Name:  Charles V. Rossy         Name:  Dennis V. Moccia
    Title:  President               Title:  Managing Director


    Acknowledged and agreed as of
    this 22nd day of August, 2006:

    Attest:                         The Bank of New York


    By: /s/ Margaret B. Lloyd       By:  /s/ John I. Sivertsen
        -------------------------        ------------------------------
    Name:  Margaret B. Lloyd        Name:  John I. Sivertsten
    Title:  Assistant V.P.          Title:  Vice President







                                                                EXHIBIT A
                                                                ---------

                         [Form of Right Certificate]

   Certificate No. R-                                        _____ Rights

             NOT EXERCISABLE AFTER OCTOBER 31, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                              Right Certificate

                           NEWELL RUBBERMAID INC.

             This certifies that ________________________________, or
   registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 6, 1998 between NEWELL RUBBERMAID INC., a Delaware corporation (the "Company"), and First Trust Chicago Company of New York, a New York Corporation, as amended between the Company and The Bank of New York, a New York banking corporation, dated as of September 29, 2003, as further amended between the Company and COMPUTERSHARE INVESTOR SERVICES, LLC, a Delaware limited liability company (the "Rights Agent"), dated as of August 22, 2006, and as may be further amended and modified from time to time (the "Rights Agreement"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) when the rights are exercisable pursuant to the Rights Agreement and prior to 5:00 P.M. (Chicago time) on October 31, 2008 at the principal office of the Rights Agent, or its successors as Rights Agent, in Chicago, Illinois, one fully paid non-assessable share of the Common Stock, $1.00 par value ("Common Stock"), of the Company, at a purchase price of $200 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 31, 1998. As provided in the Rights Agreement, the Purchase Price and the


             * The portion of the legend in brackets shall be inserted only if applicable.

   number of shares of Common Stock or other securities or property which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

             This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

             This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock or other securities or property as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate such exercise has occurred as set forth in the Rights Agreement.

             Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Certificate may become void without any further action by the Company.

             No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

             No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

             This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

             WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of August 22, 2006.

   ATTEST:                                 NEWELL RUBBERMAID INC.


   ____________________________________    By:  _________________________
                  Secretary                     Title:

   Countersigned:

   COMPUTERSHARE INVESTOR SERVICES, LLC


   By:  _______________________________
             Authorized Signature

                 [Form of Reverse Side of Right Certificate]

                             FORM OF ASSIGNMENT
                             ------------------

              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificate.)

             FOR VALUE RECEIVED _________________________________________

   hereby sells, assigns and transfers unto _____________________________

                (Please print name and address of transferee)

   _______________________________________  this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________
   Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


   Dated:  ________ __,



                                           Signature

        Signature Guaranteed:

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

                                 Certificate
                                 -----------

             The undersigned hereby certifies by checking the appropriate boxes that:

        (1)  the Rights evidenced by this Rights Certificate [   ] are
   [   ] are not being sold, assigned or transferred by or on behalf of a
   Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

        (2)  after due inquiry and to the best knowledge of the
   undersigned, it [   ] did [   ] did not acquire the Rights evidenced
   by this Rights Certificate from any Person who is or was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

   Dated:  __________ __, ____
                                           Signature


                                   NOTICE
                                   ------

             The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE
                        ----------------------------

                    (To be executed if holder desires to
                   exercise the Right Certificate pursuant
               to Section 11(a)(ii) of the Rights Agreement.)

   To NEWELL RUBBERMAID INC.

             The undersigned hereby irrevocably elects to exercise _____________________________________ Rights represented by this
   Right Certificate to purchase the shares of Common Stock or other securities or property issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

   Please insert social security
   or other identifying number  _______________


                       (Please print name and address)




             The Rights Certificate indicating the balance, if any, of such Rights that may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

        (Please insert social security or other identifying number.)
       (Complete only if the Rights Certificate is to be registered in a name other than the undersigned's.)

                       (Please print name and address)



   Dated:  __________ __, ____
                                           Signature

   Signature Guaranteed:

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

          [Form of Reverse Side of Rights Certificate -- continued]

                                 Certificate
                                 -----------

             The undersigned hereby certifies that by checking the appropriate boxes that:

             (1)   the Rights evidenced by this Rights Certificate [   ]
   are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

             (2)  this Rights Certificate [   ] is [   ] is not being
   sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person;

             (3)  after due inquiry and to the best knowledge of the
   undersigned, it [    ] did [    ] did not acquire the Rights evidenced
   by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

   Dated:  ____________ __, ____

                                           Signature

                                   NOTICE
                                   ------
             The signature on the foregoing Forms of Assignment and Election to Purchase and Certificates must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                EXHIBIT B
                                                                ---------

                           NEWELL RUBBERMAID INC.
                        SUMMARY OF RIGHTS TO PURCHASE
                                COMMON STOCK

        On August 6, 1998, the Board of Directors of NEWELL RUBBERMAID INC. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $1.00 par value (the "Common Stock"), of the Company to the stockholders of record on October 31, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $200 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, which was amended to remove First Chicago Trust Company of New York as Rights Agent and to appoint The Bank of New York as the new Rights Agent, which was further amended to remove The Bank of New York as Rights Agent and to appoint Computershare Investor Services, LLC as the new Rights Agent (the "Rights Agent"). The Rights replaced the share purchase rights which were initially distributed to the Company's stockholders by a dividend in 1988 and which expired by their own terms on October 31, 1998.

        Until the earlier to occur of (i) the tenth business day after a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company (such person or group being called an "Acquiring Person" and such date of first public announcement being called the "Stock Acquisition Date"), or (ii) the tenth business day after the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights

                                     B-1







   ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on October 31, 2008, unless earlier redeemed by the Company as described below.

        The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
   (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights, options or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding (a) a regular periodic cash dividend or (b) a dividend payable in Common Stock) or of subscription rights, options or warrants (other than those referred to above).

        In the event that a person becomes the beneficial owner of 15% or more of the outstanding shares of Common Stock (i.e., becomes an Acquiring Person), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void), will have the right to receive upon exercise thereof, that number of shares of Common Stock having a market value of two times the exercise price of the Right (such right being called the "Flip-In" right).

        In the event that, on or after the Stock Acquisition Date, the Company were acquired in a merger or other business combination, or 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger involving the Acquiring Person and the Common Stock were not changed or exchanged, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right (such right being called the "Flip-Over" right). The holder of a right will no longer have a Flip-Over right if, and to the extent that, he has exercised his Flip-In right.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued

                                     B-2







   and, in lieu thereof, a cash payment will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

        At any time prior to the time that there is an Acquiring Person, the Company may, at its option, redeem the Rights in whole but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the authorization of the redemption of the Rights by the Board of Directors of the Company, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Board of Directors of the Company may amend the Rights Agreement at any time prior to the time that there is an Acquiring Person, provided that no amendment may adversely affect the interests of the holders of the Rights.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 28, 1998, a first amendment to the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated October 27, 2003 and a second amendment to the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated August 22, 2006. A copy of the Rights Agreement is available to all Right holders free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.



















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